                                                                   Exhibit 3.2

                                 COMPOSITE BYLAWS
                                       OF
                                ALZA CORPORATION



                     REGISTERED OFFICE AND REGISTERED AGENT

     1. REGISTERED OFFICE. The registered office of the corporation shall be in the City of Wilmington County of New Castle, State of Delaware.

     2. OTHER OFFICES. The corporation may also have offices at such other places, both within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.


                            MEETINGS OF STOCKHOLDERS

     3. TIME AND PLACE OF MEETINGS. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be fixed by the Board of Directors and stated in the notice or waiver of notice of the meeting.

     4. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as the Board of Directors shall each year designate.

     5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of meeting, may be called only by the Board of Directors, the Chairman of the Board or the President of the corporation.


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

     6. NO ACTION WITHOUT MEETING. At any time when the corporation has more than one stockholder of any class of capital stock, no action required to be taken or which may be taken at any annual or special meeting of the stockholders of such class of capital stock of the corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting, to the taking of any action is specifically denied.

     7.   NOTICE.

     (a) Written notice of the place, date, and time of all meetings of the stockholders shall be given not less than ten nor more than 60 days before the date on which the meeting is to be held to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation).

     (b) When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken and the adjournment is for not more than thirty days; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original


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meeting.

     8.   NOMINATIONS AND PROPOSALS.

     (a) The Board of Directors of the corporation may nominate candidates for election as directors of the corporation and may propose such other matters for approval of the stockholders as the board deems necessary or appropriate.

     (b) Any stockholder entitled to vote for directors may nominate candidates for election as directors of the corporation; provided, however, that so long as the corporation has more than one stockholder, no nominations for director of the corporation by any person other than the Board of Directors shall be presented to any meeting of stockholders unless the person making the nomination is a record stockholder and shall have delivered a written notice to the Secretary of the corporation no later than the close of business 60 days in advance of the stockholder meeting or ten days after the date on which notice of the meeting is first given to the stockholders, whichever is later. Such notice shall (i) set forth the name and address of the person advancing such nomination and the nominee, together with such information concerning the person making the nomination and the nominee as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of such nominee, and (ii) shall include the duly executed written consent of such nominee to serve as director if elected.

     (c) No proposal by any person other than the Board of Directors shall be submitted for the approval of the stockholders at any regular or special meeting of the stockholders of the


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corporation unless the person advancing such proposal shall have delivered a written notice to the Secretary of the corporation no later than the close of business 60 days in advance of the stockholder meeting or ten days after the date on which notice of the meeting is first given to the stockholders, whichever is later. Such notice shall set forth the name and address of the person advancing the proposal, any material interest of such person in the proposal, and such other information concerning the person making such proposal and the proposal itself as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

     9.   QUORUM AND REQUIRED VOTE.

     (a) At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote on the subject matter at the meeting, present in person or by proxy shall constitute a quorum, unless or except to the extent that the presence of a larger number may be required by law. Except as provided in Section 42 of these bylaws or as may be required by law, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

     (b) If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

     (c) If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote


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thereat, stating that it will be held with those present constituting a quorum, then, except as provided in Section 42 of these bylaws or as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     10.  VOTE REQUIRED FOR BUSINESS COMBINATION.

     (a) In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as expressly provided in Subparagraph
(b) of this Section 10, any Business Combination (as hereinafter defined) with a Related Person (as hereinafter defined) shall require the affirmative vote of the holders of at least eighty percent of the voting power of all of the then outstanding shares of all classes of stock of the corporation entitled to vote for the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement.

     (b) The provisions of this Section 10 shall not apply to any Business Combination if:

            (i) A majority of the Continuing Directors (as hereinafter defined) of the corporation then in office has by resolution approved the Business Combination either in advance of or subsequent to such Related Person's having become a Related Person;

           (ii)  The Business Combination is solely between the


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corporation and another corporation, one hundred percent of the Voting Stock of which is owned directly or indirectly by the corporation; or

          (iii) The Business Combination is a merger or consolidation and the cash or fair market value (as determined by a majority of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of stock of the corporation in the Business Combination is not less than the Highest Per Share Price or the Highest Equivalent Price (as these terms are hereinafter defined) paid by the Related Person in acquiring any of the corporation's stock.

     (c)  For the purpose of this Section 10:

            (i) The term "Business Combination" shall mean (A) any merger or consolidation of the corporation with or into a Related Person, (B) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of assets of the corporation or any subsidiary of the corporation, to a Related Person if such assets constitute a Substantial Part (as hereinafter defined), (C) any merger or consolidation of a Related Person with or into the corporation or a subsidiary of the corporation,
(D) the issuance of any securities of the corporation or a subsidiary of the corporation to a Related Person, (E) any recapitalization that would have the effect of increasing the voting power in the corporation of a Related Person, and (F) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.


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

           (ii) The term "Related Person" shall mean any individual, corporation or other entity which, alone or together with (A) its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Section 10 by the stockholders of the corporation (collectively, and as so in effect, the "Exchange Act")) or (B) members of a "group" (as defined with reference to Section 13(d)(3) of the Exchange Act) of which such individual, corporation or other entity is a member, "beneficially owns" (as defined in Rule 13d-3 of the Exchange Act) shares of the outstanding common stock of the corporation which, in the aggregate, have (or, in the case of convertible securities, would have, if such convertible securities were, at the time the determination is being made, convertible and had been converted) 20 percent or more of the total combined power to elect directors of the corporation.

          (iii) For the purposes of subparagraph (b)(iii) of this Section 10, the term "other consideration to be received" shall include, without limitation, common stock of the corporation retained by its existing stockholders in the event of a Business Combination in which the corporation is the surviving corporation.

           (iv) The term "Continuing Director" shall mean a director who is unaffiliated with the Related Person and who was a member of the Board of Directors of the corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person.


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            (v)  The term "Substantial Part" shall mean assets having a book value in excess of 30 percent of the book value of the total consolidated assets of the corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is made.

           (vi) The terms "Highest Per Share Price" and "Highest Equivalent Price" shall mean the following: If there is only one class of capital stock of the corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined by a majority of the Continuing Directors then in office to have been paid at any time by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the corporation issued and outstanding, the Highest Equivalent Price shall mean, with respect to each class of capital stock of the corporation, the amount determined by a majority of the Continuing Directors then in office, on whatever basis they believe is appropriate, to be the highest per share price equivalent to the highest per share price that can be determined to have been paid at any time by the Related Person for any share or shares of any class of capital stock of the corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Related Person with respect to the shares of capital stock of the


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corporation acquired by the Related Person.

     (d) A majority of the Continuing Directors of the corporation then in office (including directors purporting, in good faith, to be Continuing Directors) shall have the power and duty to determine, for the purposes of this
Section 10, on the basis of information then known to them, whether any individual, corporation or other entity is a Related Person. Any such determination made in good faith shall be conclusive and binding for all purposes of this Section 10.

     (e) The provisions set forth in this Section 10 may not be repealed or amended in any respect without:

            (i) The affirmative vote of not less than 80 percent of the Board of Directors and of a majority of the Continuing Directors then in office, and

           (ii) The affirmative vote of the holders of 80 percent or more of the Voting Stock, voting together as a single class;
PROVIDED, HOWEVER, that the provisions of this paragraph (e) shall not apply to any amendment or repeal of any provision of this Section 10 that is recommended to the stockholders by a resolution adopted by (A) a majority of the Board of Directors, and (B) not less than 80 percent of the Continuing Directors then in office, in which case any such amendment or repeal shall require only the affirmative vote of a majority of the Voting Stock.

     11. ORGANIZATIONS. The Chairman of the Board or, in his or her absence, the President of the corporation or, in the absence


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of both, such person as may be designated by the Board of Directors or, if there is no such designation, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting.

     12. CONDUCT OF BUSINESS. The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

     13. PROXIES AND VOTING. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedures established for the meeting.

     14. STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares of each class registered in his or her name, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any stockholder present.


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                               BOARD OF DIRECTORS

     15. POWERS. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

     16. NUMBER, CLASSIFICATION AND TERM OF OFFICE. The number of directors of the corporation who shall constitute the whole board shall be ten but may be increased or decreased from time to time either by a resolution or bylaw duly adopted by the Board of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1988; each initial director in Class II shall hold office until the annual meeting of stockholders in 1989; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1990. Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

     17. REMOVAL. Any director may be removed from office, only with cause, by the holders of a majority of the shares entitled to vote in an election of directors.

     18. RESIGNATIONS. A director may resign at any time by giving written notice to the corporation. Such resignation shall be effective when given unless the director specifies a later time. The resignation shall be effective regardless of whether


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it is accepted by the corporation.

     19. NEWLY-CREATED DIRECTORSHIPS AND VACANCIES. In the event of any increase or decrease in the authorized number of directors, any newly-created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Newly-created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     20. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     21. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two directors.


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     22.  NOTICE OF MEETINGS.

     (a) Special meetings, and regular meetings not fixed as provided in these Bylaws, shall be held upon four days' notice by mail or two days' notice delivered personally or by telephone or telegraph to each director who does not waive such notice. The notice shall state the place, date and time of the meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

     (b) Notice of a reconvened meeting need not be given if the place, date and time of the reconvened meeting are announced at the meeting at which the adjournment is taken and the adjournment is not for more than 24 hours. If a meeting is adjourned for more than 24 hours, notice of the reconvened meeting shall be given prior to the time of that reconvened meeting to the directors who were not present at the time of the adjournment.

     23. ACTION WITHOUT MEETING. Except as required by law, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or committee.

     24. MEETING BY TELEPHONE. Except as required by law, members of the Board of Directors or any committee thereof may participate in the meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment if all persons who participate in the meeting can hear


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each other.  Such participation in a meeting shall constitute presence in person at such meeting.

     25. QUORUM AND MANNER OF ACTING. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for all purposes. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof. Except as provided herein, the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     26. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. The principles set forth in Sections 15


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through 25 of these Bylaws shall apply to committees of the Board of Directors and to actions taken by such committees. All members of any Audit Committee of this Company designated by the Board of Directors shall be directors who are not also employees of the corporation.

     27. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof, and may receive fixed fees and other compensation for their services as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service.


                                    OFFICERS

     28. TITLES. The officers of the corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board or a President or both, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. All officers shall perform their duties and exercise their powers subject to the Board of Directors.

     29. ELECTION, TERM OF OFFICE AND VACANCIES. The officers shall be elected annually by the Board of Directors at its regular meeting following the annual meeting of the stockholders,


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and each officer shall hold office until the next annual election of officers and until the officer's successor is elected and qualified, or until the officer's death, resignation or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

     30. RESIGNATION. Any officer may resign at any time upon notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. The resignation of an officer shall be effective when given unless the officer specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     31. CHIEF EXECUTIVE OFFICER. The Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer. In the absence of such a designation, the Chairman of the Board shall be the chief executive officer. If there is no Chairman of the Board, the President shall be the chief executive officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the chief executive officer shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. Either the Chairman of the Board or the


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President and such other officers as may, from time to time, be expressly designated by the Board of Directors shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized.

     32. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. At the request of the Secretary, or in the Secretary's absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

     33. TREASURER AND ASSISTANT TREASURERS. Unless the Board of Directors designates another chief financial officer, the Treasurer shall be the chief financial officer of the corporation. Unless otherwise determined by the Board of Directors or the chief executive officer, the Treasurer shall have custody of the corporate funds and securities, shall keep adequate and correct accounts of the corporation's properties and business transactions, shall disburse such funds of the corporation as may be ordered by the Board or the chief executive officer (taking proper vouchers for such disbursements), and shall render to the chief executive officer and the Board, at regular meetings of the Board or whenever the Board may require, an account of all transactions and the financial condition of the corporation. At the request of the Treasurer, or in the Treasurer's absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

     34. OTHER OFFICERS. The other officers of the corporation, if any, shall exercise such powers and perform such duties as the Board of Directors or the chief executive officer shall prescribe.

     35. COMPENSATION. The Board of Directors shall fix the compensation of the chief executive officer and may fix the compensation of other employees of the corporation, including the other officers. If the Board does not fix the compensation of the other officers, the chief executive officer shall fix such compensation.

     36. ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President or any officer of the corporation authorized by the Chairman of the Board or the President, shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of, any other corporation in which the corporation may hold securities and otherwise shall have power to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities in such other corporation.


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

                               STOCK AND DIVIDENDS

     37. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate signed by, or in the name of, the corporation by the Chairman, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificates may be facsimile.

     38. TRANSFERS OF STOCK. Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with the next sentence of this Section, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     39. REGULATIONS. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                                   RECORD DATE

     40. RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at


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

any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date (1) for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the reconvened meeting.


                                WAIVER OF NOTICE

     41. WAIVER OF NOTICE. Whenever notice is required to be given by law or these Bylaws, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless so required by the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.


                                   AMENDMENTS

     42. AMENDMENTS. These Bylaws may be amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors. Notwithstanding the foregoing, no provision of Section 10 may be amended or repealed except in accordance with Section 10(e) and no provision of Sections 16 or 19 may be amended or repealed except by a resolution adopted by the affirmative vote of not less than 75% of the members of the Board of Directors or by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote in an election of directors.


                                  MISCELLANEOUS

     43. FISCAL YEAR. The fiscal year of the corporation shall be as fixed by the Board of Directors.

     44. TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not done within a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event,


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calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     45. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors.

     46. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. Duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

     47. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant or by an appraiser.

     48. Indemnification of Employees. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), because he or she is or was an employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans from the date of plan adoption), shall be indemnified and held harmless by the corporation against all expense, liability and loss (including attorneys' fees, judgments, penalties, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided in any event that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and provided further that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation. Such indemnification shall continue as to a person who has ceased to be an employee and shall inure to the benefit of his or her heirs, executors or administrators.







                                               [Section 48 adopted by the Board]
                                                of Directors on August 11, 1994]


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